Exhibit 99.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES TAIWAN BOSTON HOUSTON AUSTIN HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES Dwight A. Kinsey DIRECT DIAL: +1 212 404 8727 PERSONAL FAX: +1 212 818 9606 E-MAIL: DAKinsey@duanemorris.com www.duanemorris.com	SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO AND SRI LANKA

January 8, 2021

VIA EDGAR

United States Securities and Exchange Commission Division of Corporation Finance Office of the Chief Accountant 100 F Street, N.E. Washington, D.C. 20549-6010
Re:	Evaxion Biotech A/S Registration Statement on Form F-1 Filed on January 8, 2021 Application for Waiver of Requirements of Form 20-F, Item 8.A.4 CIK No. 0001828253

Ladies and Gentleman:

On behalf of Evaxion Biotech A/S (the “Company”), which has, on the date hereof, filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s ordinary shares, we respectfully request from the staff of the Commission (the “Staff”) a waiver of the requirements of Item 8.A.4 of Form 20-F. This letter is filed as Exhibit 99.1 to the Registration Statement.

The Registration Statement contains audited financial statements for each of the two years ended December 31, 2019 and December 31, 2018, and unaudited interim consolidated financial statements for the nine months ended September 30, 2019 and 2020, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, states that because this is the Company’s IPO, the Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

Duane Morris llp
230 Park Avenue, Suite 1130 NEW YORK, NY 10169-0079	PHONE: +1 212 818 9200 FAX: +1 212 818 9606

United States Securities and Exchange Commission January 8, 2021 Page 2

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“…the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

We hereby respectfully request that the Staff waive the requirement of Item 8.A.4 of Form 20-F applicable to the Registration Statement. In connection with this request, the Company represents to the Staff that:

1.	The Company is not currently a public company in any other jurisdiction.
2.	The Company is not required by any jurisdiction outside the United States, including the Kingdom of Denmark (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing a Registration Statement.
3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.
4.	The Company does not anticipate that its audited consolidated financial statements for the year ended December 31, 2020, will be available until March 2021.
5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

United States Securities and Exchange Commission January 8, 2021 Page 3

Please do not hesitate to contact me by telephone at 212-404-8727 or by email at dakinsey@duanemorris.com with any questions or comments regarding this correspondence.

Very truly yours,

/s/ Dwight A. Kinsey

Dwight A. Kinsey

cc:	Lars Staal Wegner, Evaxion Biotech A/S Glenn S. Vraniak, Evaxion Biotech A/S Rina R. Patel, Duane Morris LLP